                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  MASTER CLASS B
                                                 DISTRIBUTION PLAN
                                                    AS AMENDED

                  This Distribution Plan, as amended,  (the "Plan")  constitutes the written  Distribution Plan for the Class B shares  issued by American  Skandia  Advisor  Funds,  Inc.,  a Maryland  corporation  (the  "Company"), adopted  pursuant  to the  provisions  of Rule 12b-1 under the  Investment  Company  Act of 1940,  as amended  (the
"Investment  Company  Act"),  and is intended to apply to all Class B shares  issued and  outstanding  from time to time.  During the effective term of this Plan, the Company may incur expenses  primarily  intended to result in the sale of its Class B shares or to maintain  or improve  account  services  provided to holders of its Class B shares upon the terms and conditions hereinafter set forth:

Section 1.        The Company is an open-end  management  investment  company formed under the laws of the State of
Maryland.  The shares in the Company may be issued in one or more  series  (each,  a "Fund") and the shares of each
Fund may be issued in multiple classes.

Section 2.        This Plan  initially  will  pertain  to Class B Shares of each of the  Funds  named in  Exhibit A attached hereto and made a part hereof (each, a  "Participating  Fund").  This Plan shall also apply to the Class B
Shares of any other  series of the Company  designated  from time to time by the Board of  Directors of the Company and added to the list of  Participating  Funds  attached  hereto as Exhibit  A.  Where used in this Plan,  the term
"Shares" or "Class B Shares" shall pertain only to Class B Shares of a Participating Fund.

Section 3.        In order to provide for the  implementation  of the payments  provided for pursuant to this Plan, the Company may enter into an Underwriting  and  Distribution  Agreement (the  "Agreement")  with American  Skandia
Marketing,  Incorporated  ("ASMI"),  pursuant  to which ASMI will serve as the  principal  underwriter  and general distributor of the Company's shares,  including the Class B Shares,  and pursuant to which each  Participating Fund may pay  compensation  to ASMI for its services and to defray  various costs incurred or paid by ASMI in connection with the  distribution of Class B Shares.  Such Agreement,  or any  modification  thereof,  shall become  effective with  respect  to Class B  Shares  of any  Participating  Fund  only  upon  compliance  with  Section  12(b) of the
Investment  Company Act and Rule 12b-1  thereunder  as the same may be amended  from time to time.  The Company may enter into similar  agreements (the Agreement and any similar  agreements,  a "Distribution  Agreement")  with each successor  principal  underwriter,  if any, of Class B Shares for the same  purpose  (ASMI and each such  successor principal distributor, a "Distributor").

Section 4.        The Company shall pay to each Distributor, as compensation, its Allocable Portion (as hereinafter defined) of a distribution and service fee at the annual rate of 1.0% of the average net asset value of the Class B Shares of the Participating Funds which have been outstanding for eight years or less, as determined at the close of each business day, a quarter of which is intended as a fee (the "Service Fee") for services provided by ASMI to existing holders of Class B Shares.  The fee payable to each Distributor hereunder is intended to compensate each Distributor for services provided and expenses incurred by it relating to the offering of the Class B Shares.  Expenses may include, without limitation, payments by each Distributor to dealers, brokers, banks and other financial institutions ("Dealers") with respect to services provided in connection with sales of Class B Shares and for maintaining and improving services provided to holders of Class B shares, all as set forth in the Company's registration statement as in effect from time to time.  Such payments may be paid by each Distributor to Dealers at a rate of up to .50% on an annual basis of the average net asset value for Class B Shares that have been outstanding for at least seven years (and any Class B Shares purchased through the reinvestment of dividends or capital gains) as determined at the close of each business day. Each
Distributor's fee hereunder shall be payable in arrears for each calendar month within 5 days after the close of such calendar month or at such other intervals as the Board of Directors of the Company (the "Board of
Directors") may determine.  A majority of the Qualified Directors, as defined below, may, from time to time, reduce the amount of such payments or may suspend the operation of the Plan for such period or periods of time as they may determine; provided, however, that the Board shall first eliminate the Service Fee before effecting any other reduction of payments hereunder.  Amounts payable under the Plan shall be subject to the limitations of
Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.
Amounts paid to each Distributor hereunder shall not be used to pay distribution expenses or service fees incurred with respect to any other class of shares of the Company.  Each Distribution Agreement between a
Participating Fund and a Distributor shall provide that:
I.       Subject to compliance with the Distribution Plan and the NASD Conduct Rules, and supervision by the
         Board of Directors, the Distributor will have earned its Allocable Portion of the distribution and service fee (the "Distribution Fee") as determined from time to time on the settlement of each sale of a
         Class B Share;
II.      The majority of the Qualified Directors, acting in good faith and subject to Rule 12b-1, may terminate or modify the Plan and the Company's obligation to pay the Distribution Fee on behalf of any
         Participating Fund.  If the Qualified Directors terminate the Plan or modify the Distribution Fee with respect to Class B Shares, the Distributor, its successors or assigns, shall not accept, directly or indirectly, a fee or expense reimbursement for the provision of shareholder services to the holders of
         Class B Shares or any substantially similar class of Shares offered by the Company;
III.     The Distributor may assign, sell or pledge (collectively, "Transfer") its rights to the Distribution
         Fees and the Company shall pay such fees to the assignee, purchaser or pledgee, or any subsequent assignee, purchaser or pledgee (collectively, "Transferees").  The Distributor's Allocable Portion of
         the Distribution Fees; and any such fees or charges so transferred by the Distributor shall not be subject to offset, counterclaim or defense, including without limitation, any of the foregoing based on the bankruptcy of such Distributor; and
IV.      The Distributor may pay all or a portion of the distribution and service fee intended for services (the
         "Shareholder Servicing Fee") to Dealers for providing shareholder services in connection to Shares, subject to the limitations in Section 4 herein.  If, in lieu of paying a portion of the Shareholder
         Servicing Fee to a Dealer (or other third party) for providing shareholder services, the Distributor pays such Dealer (or third party) for the Dealer's (or third party's) commitment to provide services as long as the Share is outstanding [without further compensation from the Company or any other person], the Distributor will be deemed to have earned the Shareholder Servicing Fee that accrues on such Share
         (the "Earned Service Fee").  Clauses (I) through (IV) herein equally apply to the Distributor's
         Allocable Portion of the Earned Service Fee and Allocable Portion of the Distribution Fee.  Accordingly,
         references to "Distribution Fees" in clauses (I) through (IV) herein shall include Earned Service Fees.

          "Allocable Portion" for purposes of this Plan, means the portion of  the Distribution Fee and
         Shareholder Servicing Fee allocated to a Distributor in accordance with any allocation procedures to which each Distributor shall agree and which accurately allocates the fees and charges among all
         Distributors in proportion to the outstanding Class B Shares attributable to their respective efforts.
         The Distributors shall be solely responsible for directing the Allocable Portion and notifying the
         Company, in writing.

Section 5.        This Plan shall  become  effective  only upon  compliance  with Section  12(b) of the  Investment
Company  Act and Rule 12b-1  thereunder  and shall  continue  in effect for a period of more than one year after it takes  effect only so long as such  continuance  is  specifically  approved at least  annually by a majority of the
Board of Directors  and a majority of the Qualified  Directors by votes cast in person at a meeting  called for the purpose of voting on continuation of the Plan.

Section 6.        ASMI and any other person  authorized to direct the  disposition of monies paid or payable by the
Company  pursuant to this Plan or any related  Agreement shall provide to the Board of Directors,  and the Board of
Directors  shall  review,  at least  quarterly,  a written  report of the amounts so expended  and the purposes for which such expenditures were made.

Section 7.        This Plan may be terminated as to Class B Shares of a  Participating  Fund at any time by vote of the Board of  Directors,  including a majority of the Qualified  Directors,  or by  shareholder  vote in accordance with  the  Investment  Company  Act.  In the  event of such  termination,  the  subject  Fund  shall  cease to be a
Participating Fund upon satisfaction of its outstanding obligations hereunder.

Section 8.        All agreements with any person relating to implementation  of this Plan shall be in writing,  and any agreement related to this Plan shall provide:
a)       that such  agreement  may be  terminated  with  respect to Class B Shares of a  Participating  Fund at any time,  without  payment of any penalty,  by vote of a majority of the  Qualified  Directors or by shareholder  vote in  accordance  with  the  Investment  Company  Act on not  more  than 60 days'
                  written notice to any other party to the agreement; and
b)       that such agreement shall terminate automatically in the event of its assignment.

Section 9.        This Plan may not be amended to increase  materially the amounts payable by a Participating  Fund pursuant to Section 4 hereof without  shareholder  approval in accordance  with the Investment  Company Act and any material  amendment  to this Plan shall be approved by a majority of the Board of  Directors  and a majority of the
Qualified Directors by votes cast in person at a meeting called for the purpose of voting on the amendment.

                  Amendments  to this Plan other than  material  amendments  of the kind  referred  to above may be adopted  by a vote of the  Board  of  Directors,  including  a  majority  of  Qualified  Directors.  The  Board  of
Directors,  by such vote, also may interpret this Plan and make all  determinations  necessary or advisable for its administration.

Section 10.       As used in this Plan,  (a) the term  "Qualified  Directors"  shall mean  those  Directors  of the
Company who are not interested  persons of the Company,  and have no direct or indirect  financial  interest in the operation of this Plan or any agreements  related to it, and (b) the terms  "assignment"  and  "interested  person"
shall  have the  respective  meanings  specified  in the  Investment  Company  Act and the  rules  and  regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 11.       While this Plan is in effect,  the selection and nomination of the Qualified  Directors  shall be committed to the discretion of the Qualified Directors then in office.

Executed as of ___________________, 2000.
                                                              AMERICAN SKANDIA ADVISOR
FUNDS, INC.

                                                              By: __________________________
17125-1

                                                    SCHEDULE A

List of Participating Funds

                                       ASAF Strong International Equity Fund
                                          ASAF Janus Overseas Growth Fund
                                  ASAF American Century International Growth Fund
                                        ASAF DeAM international equity fund
                                          ASAF PBHG Small-Cap Growth Fund
                                          ASAF DeAM Small-Cap Growth Fund
                                         ASAF Gabelli Small-Cap Value Fund
                                          ASAF Janus Mid-Cap Growth Fund
                                     ASAF Neuberger Berman Mid-Cap Growth Fund
                                     ASAF Neuberger Berman Mid-Cap Value Fund
                                          ASAF Alger All-Cap Growth Fund
                                          ASAF Gabelli All-Cap Value Fund
                                           ASAF INVESCO Technology Fund
                                         ASAF INVESCO Health Sciences Fund
                                           ASAF ProFund Managed OTC Fund
                                             ASAF Alliance Growth Fund
                                         ASAF Marsico Capital Growth Fund
                                          ASAF Janus Capital Growth Fund
                                          ASAF DeAM Large-Cap Growth Fund
                                        ASAF T. Rowe Price Tax Managed Fund
                                    ASAF Alliance/Bernstein Growth + Value Fund
                                      ASAF Sanford Bernstein Core Value Fund
                                          ASAF DeAM Large-Cap Value Fund
                                   ASAF Sanford Bernstein Managed Index 500 Fund
                                       ASAF Alliance Growth and Income Fund
                                         ASAF MFS Growth with Income Fund
                                          ASAF INVESCO Equity Income Fund
                                   ASAF American Century Strategic Balanced Fund
                                        ASAF Federated High Yield Bond Fund
                                         ASAF PIMCO Total Return Bond Fund
                                              ASAF Money Market Fund